                                                                Exhibit 3.1(f)
                            CERTIFICATE OF AMENDMENT
                            OF THE MENTUS GROUP, INC.

      In accordance with Section 242 of the Delaware General Corporate Law, The Mentus Group, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

      First: That the Board of Directors of the Corporation by written consent executed in lieu of a meeting of all the Directors, adopted resolutions setting forth the proposed amendment to the Certificate of Designations, Preferences and Relative Participating, Optional and Other Special Rights, Qualifications, Limitations and Restrictions of 8.25% Convertible Exchangeable Preferred Stock of the Corporation. The resolution setting forth the proposed amendment is as follows:

            RESOLVED, that the Corporation shall amend the Certificate of the Designations, Preferences and Relative Participating, Optional and Other Special Rights, Qualifications, Limitations and Restrictions of 8.25% Convertible Exchangeable Preferred Stock of The Mentus Group, Inc. (the "Certificate") so that the second sentence of paragraph 8(c) of the Certificate shall be amended in its entirety to read as follows:

            "The proper officers of the Corporation shall call a meeting for the election of such directors, such meeting to be held not more than 12 months nor less than 45 days after the date on which the second consecutive dividend payment is not paid in full as scheduled."

      Second: That the common stockholders of the Corporation, by written consent in lieu of a special meeting in accordance with Section 228 of the Delaware General Corporation Law, unanimously approved the amendment.

      Third: That the holders of a majority of the Corporation's 8.25% Convertible Exchangeable Preferred Stock, by written consent in lieu of a special meeting in accordance with Section 228 of the Delaware General Corporation Law, approved the amendment. As provided in Section 228(d) of the Delaware General Corporation Law, written notice of such action has been given to all stockholders that have not consented in writing.

      Fourth: The Corporation duly adopted the amendment in accordance with the provisions of Section 242 of the Delaware General Corporation Law and the Corporation's bylaws.

      The Mentus Group, Inc., has caused this Certificate to be executed by Gerard P. Joyce, its President,
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and by Thomas M. Pugliese, its Secretary as of January 28, 1993.

                                          THE MENTUS GROUP, INC.



                                          By:______________________________
                                          Gerard P. Joyce, President
ATTEST:


_______________________________
Thomas M. Pugliese, Secretary


STATE OF MINNESOTA      )
                        ) ss.
County of Hennepin      )

      On this ___ day of January, 1993, before me, the undersigned officer, personally appeared Gerard P. Joyce, who acknowledged himself to be the President of The Mentus Group, Inc., a Delaware corporation, and that he in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Corporation by himself.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                          ______________________________________
                                          Notary Public
My Commission Expires:

___________________________



STATE OF MINNESOTA      )
                        ) ss.
County of Hennepin      )

      On this ___ day of January, 1993, before me, the undersigned officer, personally appeared Thomas M. Pugliese, who acknowledged himself to be the Secretary of The Mentus Group, Inc., a Delaware corporation, and that he in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Corporation by himself.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                          ______________________________________
                                          Notary Public
My Commission Expires:

___________________________